Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--76, Defined Asset Funds (California Intermediate Maturities, California, Michigan and Pennsylvania Trusts):

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 33-55877 of our opinion dated January 6, 1998 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
February 4, 1998